Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael Cordani, certify that:

1.           I have reviewed this quarterly report on Form 10-Q/A of GelTech Solutions, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 21, 2012	By:	/s/ Michael Cordani
Michael Cordani
Chief Executive Officer
(Principal Executive Officer)